                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Pitt-Des Moines, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

LOGO
PDM
Pitt-Des Moines, Inc.
10200 Grogan's Mill Road, Suite 300
The Woodlands, Texas 77380

Dear Stockholder,

  You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, May 7, 1998, at 2:00 p.m., in the Cafeteria Building adjacent to the Neville Island Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania.

  Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting and the Proxy Statement which follow. Also included is a Proxy/Voting Instruction Card and postage paid return envelope.

  It is important that your shares be represented at the meeting. Whether or not you plan to attend the session in person, we hope that you will vote on the matters to be considered and sign, date and return your Proxy in the enclosed envelope as promptly as possible.

                                                Sincerely,

                                             /s/ Wm. W. McKee

                                              Wm. W. McKee
                                      President and Chief Executive Officer

March 31, 1998

                             PITT-DES MOINES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1998

  The Annual Meeting of Stockholders of Pitt-Des Moines, Inc. (the "Company") will be held on Thursday, May 7, 1998, at 2:00 p.m., in the Cafeteria Building adjacent to the Neville Island Office, 3400 Grand Avenue, Pittsburgh, Pennsylvania, for the following purposes:

1. To elect three directors for a three-year term expiring in 2001.

2. To ratify the appointment of auditors to examine the consolidated financial statements of the Company for the year ending December 31, 1998.

3. To consider and act upon a proposal to approve the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Holders of record of the Company's Common Stock at the close of business on March 16, 1998 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the meeting.

  ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT IN PERSON, ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                                 T. R. Lloyd
                                          General Counsel and Secretary

March 31, 1998
Pittsburgh, Pennsylvania

                             PITT-DES MOINES, INC.
                                 ------------
                                PROXY STATEMENT
                                MARCH 31, 1998
                                 ------------

  This proxy statement is being furnished to the stockholders of Pitt-Des Moines, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 7, 1998 and any adjournment thereof (the "Annual Meeting"). The address of the principal executive offices of the Company is 10200 Grogan's Mill Road, Suite 300, The Woodlands, Texas 77380. This proxy statement and enclosed proxy are first being mailed to stockholders on or about March 31, 1998.

  Only holders of common stock, no par value (the "Common Stock"), of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the Annual Meeting. As of that date, the Company had outstanding 3,524,687 shares of Common Stock. Each share of the Common Stock of the Company outstanding on March 16, 1998 is entitled to one vote at the Annual Meeting.

  Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the three director nominees listed below, FOR the proposal to ratify the appointment of Ernst & Young LLP as auditors for the year ending December 31, 1998 and FOR the proposal to approve the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997. As to any other business which may properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment, although the Company does not presently know of any such other business.

                             ELECTION OF DIRECTORS

                                  PROPOSAL 1

  The Articles of Incorporation of the Company provide that all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors of at least six and not more than twelve directors, the exact number to be set from time to time by resolution of the Board of Directors. The Board of Directors has set the number of directors at eleven. The Board of Directors is classified in respect of the time for which directors shall severally hold office by dividing the number of directors into three classes which shall be nearly equal in number as possible.

  Three directors are to be elected at the Annual Meeting for a three-year term and until their successors are elected and shall have qualified. Each stockholder is entitled to one vote for each share held of record on March 16, 1998 and each share may be voted for each of three director positions to be filled. The three nominees receiving the highest number of votes cast will be elected. If any nominee becomes unavailable to serve as a director, an event which the Company has no reason to anticipate, the votes of the proxies will be cast for such other person or persons, if any, as may be nominated by the Board of Directors.

  UNLESS AUTHORITY IS WITHHELD, ALL PROXIES EXECUTED AND RETURNED WILL BE VOTED IN FAVOR OF THE FOLLOWING THREE DIRECTOR NOMINEES.

BIOGRAPHIES

  The following biographical information has been furnished by the respective nominees and continuing directors.

NOMINEES TO BE ELECTED FOR DIRECTOR WHOSE TERMS EXPIRE IN 2001:

W. R. JACKSON, JR., AGE 65.

Director since 1982; member of the Nominating Committee.

  Consultant and private investor; and formerly President and Treasurer of the Company from 1983 to 1987. Mr. Jackson, Jr. is also a director of American Architectural Products Corporation since 1997.

A. J. PADDOCK, AGE 89.

Director since 1971; Chairman of the Nominating Committee; member of the Executive and Audit Committees.

  Consultant and private investor; formerly Deputy Vice Chairman of the Board and Executive Vice President and Chief Operating Officer of Pennsylvania Engineering Corporation and Birdsboro Corporation from 1978 to 1988; formerly Chairman of the Board, President and Chief Executive Officer of Blount, Inc. since 1969; and formerly Administrative Vice President of U.S. Steel Corporation since 1960.

P. J. TOWNSEND, AGE 62.

Director since 1983; member of the Audit Committee.

  Private investor and active in civil and community affairs; and formerly Assistant Secretary of the Company from 1987 to 1988.

DIRECTORS WHOSE TERMS EXPIRE IN 2000:

J. C. BATES, AGE 77.

Director since 1985; Chairman of the Compensation Committee.

  Retired Vice President of Allegheny International, Inc.; and formerly held various management positions with Alcoa including Executive Vice President, International Division and Executive Vice President, Alcoa Allied Products Group.

P. O. ELBERT, AGE 67.

Director since 1988; member of the Executive and Employee Benefits Committees.

  Chairman of the Board of the Company since 1990; formerly President of the Company since 1988 and President, PDM Structural Group since 1987. Mr. Elbert joined the Company in 1987. Prior to 1987, Mr. Elbert was Vice Chairman of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly President and Chief Executive Officer of Flint Steel Corporation since 1979; and formerly Group Vice President of Inryco, Inc., a subsidiary of Inland Steel Company, since 1969.

WM. W. MCKEE, AGE 59.

Director since 1988; member of the Executive Committee.

  President and Chief Executive Officer of the Company since 1990; formerly President, PDM Plate Group since May 1987 and formerly Executive Vice President of PDM Structural Group since April 1987. Mr. McKee joined the Company in 1987. Prior to 1987, Mr. McKee was Secretary of Chicago Steel Corporation since 1986; formerly a partner of Elbert and McKee Company since 1984; formerly a consultant with McKee and Associates since 1983; formerly President of Hogan Manufacturing since 1980; and formerly President of Herrick Corporation since 1973.

J. W. ROBINSON, AGE 64.

Director since 1995; member of the Employee Benefits and Nominating
Committees.

  Currently Chairman of the Board of SMP Steel Corporation and Tar Heel Lift Trucks. Also, President and Chief Executive Officer of SMP Steel Corporation since 1993. Mr. Robinson is also a director of Russel Metals Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 1999:

V. G. BEGHINI, AGE 63

Director since 1997

  Currently Vice Chairman-Marathon Group of USX Corporation and President of Marathon Oil Company. Mr. Beghini is a member of the Board of Directors of Baker Hughes, Inc. and the American Petroleum Institute as well as past Chairman of the Natural Gas Supply Association and a member of the Board of Directors of Spindletop International.

R. W. DEAN, AGE 55.

Director since 1993; member of the Compensation and Nominating Committees.

  Retired in 1991 as President and Chief Operating Officer of Fluor Daniel International, Ltd.; formerly held various management positions with Fluor Daniel International, Ltd. since 1988 and with Daniel Construction Company since 1967.

W. R. JACKSON, AGE 89.

Director since 1940; Chairman of the Executive, Audit and Employee Benefits Committees; member of the Compensation Committee.

  Chairman Emeritus of the Company since 1988; and formerly Chairman of the Board since 1971. Mr. Jackson has been with the Company since 1936 and is the father of Mr. Jackson, Jr. and Mrs. Townsend.

W. E. LEWELLEN, AGE 72.

Director since 1989; member of the Compensation and Audit Committees.

  Retired in 1990 as Senior Vice President, Finance and Treasurer of USX Corporation; and formerly held various management positions with USX Corporation for 42 years.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board met four times during 1997. The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Employee Benefits Committee and the Nominating Committee.

  The Executive Committee generally supervises the management of the affairs of the Company when the Board is not in session; it met seven times during 1997. The Executive Committee consists of W. R. Jackson (Chairman), P. O. Elbert, Wm. W. McKee and A. J. Paddock.

  The Audit Committee is responsible for recommending the independent auditors, determining the scope of services provided by the independent auditors, receiving and reviewing the independent auditors' report, supervising the implementation of the Company's Statement of Business Conduct and Ethical Standards and making appropriate recommendations to the Board of Directors; it met three times in 1997. The Audit Committee consists of W. R. Jackson (Chairman), A. J. Paddock, P. J. Townsend and W. E. Lewellen.

  The Compensation Committee is responsible for establishing key employee salaries, bonuses and other compensation plans; it met nine times in 1997. The Compensation Committee consists of J. C. Bates (Chairman), W. R. Jackson, W.
E. Lewellen and R. W. Dean.

  The Employee Benefits Committee is responsible for the administration of employee welfare and benefits programs; it met three times in 1997. The Employee Benefits Committee consists of W. R. Jackson (Chairman), P. O. Elbert and J. W. Robinson.

  The Nominating Committee considers and recommends prospective nominees for election to the Board of Directors; it met once in 1997. The Nominating Committee consists of A. J. Paddock (Chairman), W. R. Jackson, Jr., R. W. Dean, and J. W. Robinson.

  Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board and Committees of the Board on which he or she served.

  Eight of the eleven present Directors are not salaried employees of the Company. These Directors are entitled to the following payments: Board member annual retainer, $21,000 paid in quarterly installments; attendance fee per regular Board member meeting, $1,000; Executive Committee member annual retainer, $3,000 paid in quarterly installments of $750; attendance fee per meeting for Executive Committee, $800; fees for Chairmen of Compensation and Nominating Committees, $1,000 paid in quarterly installments of $250; attendance fee per meeting for Audit, Compensation, Employee Benefits and Nominating Committees, $800; and reimbursement for travel and other related expenses to attend Board and Committee meetings.

  Stockholders may recommend nominees to the Board of Directors. Procedures governing the nomination of directors are set forth in the Company's Bylaws. In general, the Bylaws provide that such nominations must be made in writing and must be received by the Chairman of the Board of the Company not later than (i) with respect to an election of directors to be held at an annual meeting, sixty days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made. Such notification must contain certain information as provided in the Bylaws to the extent known to the notifying stockholder including information regarding the proposed nominee and the notifying stockholder, a description of all arrangements or understandings between the notifying stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the notifying stockholder and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission. Nominations not made in accordance with the Bylaws may, in the discretion of the chairman of the meeting, be disregarded by him, and upon his instructions the judges of election must disregard all votes cast for each such nominee.

  In accordance with the Bylaws, stockholder nominations for directors to be elected at this Annual Meeting were to have been received by the Company by March 2, 1998. As of such date, the Company received no such stockholder nominations.

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

  Directors who have completed five years of service as a non-employee director and who do not have a vested right to benefit under any pension plan of the Company or a subsidiary of the Company are entitled to receive, upon the attainment of the age of 65 years, a percentage of the annual directorship retainer upon resignation or retirement from the Board. After five years of service, the entitlement is 50% and will increase 10% for each completed year of service up to, and including, 10 years of service, at which time the entitlement becomes a maximum of 100%. The retirement benefit will be paid for the life of the director. Upon the death of the director, payments will be paid to the surviving spouse at 50% of the entitlement for the remaining life of the surviving spouse.

DIRECTORS STOCK PLAN

  Under this plan, non-employee directors ("Participants") are required to receive shares of the Company's common stock, in lieu of cash, for a portion of the annual retainer fee unless the Participant is eligible and elects to receive cash compensation. To be eligible to receive cash compensation, the fair market value of the

Participant's holdings of Common Stock must exceed three times the director's annual retainer fee. Also under this plan, Participants may elect to receive additional Common Stock in lieu of any portion of the annual retainer fee. Since inception of this plan, as of February 9, 1998, four of the eight Participants have received stock, as required, in lieu of cash and one Participant has elected to receive stock in lieu of all of that Participant's annual retainer fee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation plans and programs are administered by the Compensation Committee ("Committee") of the Board of Directors. These plans and programs are designed to attract, motivate and retain personnel with a combination of salary and incentives linked to individual performance, the Company's financial performance and enhanced stockholder value. The Company's current executive compensation program has three components: 1) base salary;
2) potential for an annual bonus under the Company's Management Incentive Plan ("MIP"); and 3) stock-based incentives pursuant to the Company's Stock Option Plan of 1990 ("SOP").

  A fourth component would be added to the executive compensation program with the adoption of Proposal 3, the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 (the "Long Term Incentive Plan"). The MIP, SOP, and the proposed Long Term Incentive Plan all attempt to align executive officer and stockholder interests.

  Under the terms of the MIP, a minimum rate of return (threshold) on stockholders' equity must be achieved before bonuses can be awarded. Once this criteria is met, the total amount of bonus available for distribution to eligible executive officers, including the Company's Chief Executive Officer (the "CEO"), under the MIP is based on a percentage in excess of the minimum return on stockholders equity. Bonus awards are limited to a maximum percentage of an individual's base salary. The actual amount paid under the MIP to each eligible executive officer is determined by the Committee after consideration of the recommendations of the CEO and is based on a combination of Company performance and individual performance.

  Under the terms of the MIP, the Company's eligible executive officers were entitled to receive and were awarded bonuses under the MIP for the years ended December 31, 1995, 1996 and 1997, as shown in the Summary Compensation Table.

  All of the "Named Executive Officers" participate in the SOP. Under the SOP, the Committee may make grants of stock options which usually vest over a four year period. These options generally expire within ten years after the date of grant. In 1997, no stock options were granted to any executive officer under the SOP.

  During the course of each year, the Committee meets with the CEO to review his recommendations on the changes, if any, in the base salary of each executive officer other than the CEO. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO's recommendations. In addition the Chairman and the CEO each establish performance goals concerning ethics, strategic planning, management succession, product development, cost containment, Company profitability and overall leadership. At least annually the Committee meets individually with the Chairman and the CEO in order to evaluate their base salary and performance in light of the above-described factors and goals. The Committee also meets at least annually, without the CEO, to evaluate his performance, using the same criteria to consider any changes in the CEO's base salary. In 1997, the Committee decided to increase the CEO's annual base salary by $30,000.

  All amounts paid or accrued during 1997 under the above described plans and programs are included in the tables that follow.

COMPENSATION COMMITTEE

J. C. Bates       W. R. Jackson
R. W. Dean        W. E. Lewellen

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholders return on the Company's Common Stock from January 1, 1993 through December 31, 1997 with that of the American Stock Exchange Market Value Index and the Dow Jones Industrial Diversified Industry Group Index (a published industry index which includes the Company).

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG PITT-DES MOINES, INC.,
  AMEX MARKET VALUE INDEX AND DJ INDUSTRY GROUP-INDUSTRIAL, DIVERSIFIED INDEX

                              [GRAPH GOES HERE]

                                  1992    1993    1994    1995    1996    1997
--------------------------------------------------------------------------------
Pitt-Des Moines, Inc.             100.00  75.97   91.47   117.51  129.73  178.23
Dow Jones Industry
Industrial, Diversified Index     100.00  124.53  118.11  147.79  188.80  235.90
American Stock
Exchange Market Value Index       100.00  118.81  104.95  135.28  142.74  171.76
--------------------------------------------------------------------------------
-------
The comparison of total return on investment (change in year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1993 in each of Pitt-Des Moines, Inc., the American
Stock Exchange Market Value Index and the Dow Jones Industry Group--
Industrial, Diversified Index.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table shows, for the years ended December 31, 1995, 1996 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the CEO and to each of the executive officers of the Company whose annual compensation exceeds $100,000 ("Named Executive Officers") in all capacities in which they serve:

                          SUMMARY COMPENSATION TABLE

                                                            LONG-TERM
                                                          COMPENSATION             ALL OTHER
                              ANNUAL COMPENSATION (1)        AWARDS             COMPENSATION (6)
                              ----------------------- -----------------------   ----------------
                                                      RESTRICTED   SECURITIES
                                                        STOCK      UNDERLYING
NAME AND PRINCIPAL               SALARY       BONUS     AWARDS      OPTIONS
POSITION                 YEAR      ($)         ($)       ($)          (#)             ($)
------------------       ---- ----------------------- ----------   ----------   ----------------
Wm. W. McKee             1997     353,754     295,100  878,125(2)   100,000(3)       6,904
President and Chief      1996     350,000     209,550       --       22,500(4)       3,750
Executive Officer        1995     330,000     330,000       --       16,500(4)       3,000

P. O. Elbert             1997     256,875     171,400  351,250(2)    50,000(3)       8,152
Chairman of the Board    1996     255,000     122,150       --       37,500(5)       7,322
                         1995     240,000     192,000       --       11,250(4)       6,600

R. A. Byers              1997     223,625     111,900  210,750(2)    29,000(3)       8,467
Vice President Finance,  1996     222,000      79,750       --           --          8,190
and Treasurer            1995     210,000     126,000       --       10,500(4)       7,462

T. R. Lloyd              1997     164,250      82,200  210,750(2)    29,000(3)       7,524
General Counsel and      1996     163,000      58,550       --           --          7,096
 Secretary               1995     153,000      91,800       --        9,000(4)       5,643

--------
(1) Amounts shown include cash compensation earned and accrued in the year indicated.

(2) The amount reported in the table represents the market value at the date of grant of restricted stock awards made under the Company's Long Term Incentive Stock Plan of 1997, without giving effect to the diminution in value attributable to the restrictions on such stock. The restricted stock awards will be effective as of November 6, 1997 if the stockholders of the Company approve the Long Term Incentive Stock Plan on or before October 31, 1998. The shares of restricted stock awarded vest at 20% per year and vest only if the Company achieves a certain level of annual net income in the five year period ending December 31, 2002. As of December 31, 1997, the Named Executive Officers as a group held 47,000 shares of restricted stock of the Company, which were individually held as follows: Wm. W. McKee 25,000 shares; P. O. Elbert 10,000 shares; R. A. Byers 6,000 shares; and T. R. Lloyd 6,000 shares. The values in the table reflect the value of all shares of restricted stock held by each Named Executive Officer as of December 31, 1997. Except as otherwise provided by the Compensation Committee, holders of shares of restricted stock have the right to receive dividends with respect to such shares of restricted stock.

(3) Options granted under the Company's Long Term Incentive Stock Plan of 1997 with an exercise price of $35.125, which will be effective as of November 6, 1997, if the stockholders of the Company approve the Long Term Incentive Stock Plan of 1997 on or before October 31, 1998.

(4) Options granted under the Company's Stock Option Plan of 1990 at an exercise price of $27.33 per share and $23.17 per share for the years 1996 and 1995, respectively.

(5) Options granted under the Company's Stock Option Plan of 1990 with an exercise price of $28.50 per share. These options may only be exercised in the event the Company is sold under certain conditions.

(6) Amounts shown in this column for the year ended December 31, 1997 include Company contributions under the Savings and Investment Plan as follows:
    Wm. W. McKee--$3,154; P. O. Elbert--$4,402; R. A. Byers--$4,717; and T. R.
    Lloyd--$3,774. Also shown in this column are Company contributions under the Employee Stock Ownership Plan as follows: Wm. W. McKee--$3,750; P. O. Elbert--$3,750; R. A. Byers--$3,750; and T. R. Lloyd--$3,750.

EXECUTIVE AGREEMENTS

  The Company has an agreement with Mr. McKee which provides for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 3,671,367 outstanding shares) and $20.00 per share, multiplied by 75,000; and 2) in the event of a change in control of the Company, a one-year employment agreement. If Mr. McKee's employment is terminated by the Company without "cause" or by him for "good reason" during this one-year period, or if at the end of the one-year period, employment would not continue for any reason, Mr. McKee also would be entitled to receive an amount equal to three times the total base salary and bonus paid to him for the last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  The Company has separate agreements with Messrs. Byers and Lloyd which each provide for the following: 1) in the event the Company is sold, a lump-sum cash payment equal to the difference between the sales price per share of Common Stock (based upon 3,671,367 outstanding shares) and $20.00 per share, multiplied by 22,500 and 11,250, respectively; and 2) in the event of a change in control of the Company, a three-year employment agreement. If employment is terminated by the Company without "cause" or by such employee for "good reason" during this three-year period, Messrs. Byers and Lloyd also would be entitled to receive an amount equal to three times the total base salary and bonus paid to them for their last full fiscal year prior to the change. In addition, upon such termination, generally all unvested options will immediately vest and become exercisable.

  With respect to Mr. Elbert, please see the Summary Compensation Table.

OPTION GRANTS TABLE AND OPTION EXERCISES AND YEAR-END VALUES TABLE

  The following table sets forth information with respect to the Named Executive Officers, concerning the grants and exercises of options during the year ended December 31, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZED VALUE
                                                                          AT ASSUMED ANNUAL
                NUMBER OF      % OF TOTAL                                     RATES OF
                SECURITIES      OPTIONS                               STOCK PRICE APPRECIATION
                UNDERLYING      GRANTED                                  FOR OPTION TERM (1)
                 OPTIONS      TO EMPLOYEES  EXERCISE PRICE EXPIRATION -------------------------
NAME          GRANTED (4)(#) IN FISCAL YEAR   ($/SHARE)       DATE      5%($)(2)     10%($)(3)
----          -------------- -------------- -------------- ---------- ------------ ------------
Wm. W. McKee     100,000          28.3         $35.125      12/31/02    $2,207,000   $5,596,000
P. O. Elbert      50,000          14.2          35.125      12/31/02     1,103,500    2,798,000
R. A. Byers       29,000           8.2          35.125      12/31/02       640,040    1,622,840
T. R. Lloyd       29,000           8.2          35.125      12/31/02       640,030    1,622,840

--------
(1) Assumes, from the date of grant of the option through its expiration date, a hypothetical 5% and 10% per year appreciation (compounded annually) in the fair market value of the Common Stock. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock. If the Common Stock does not increase in value, the options shown will be valueless.

(2) Assumes a fair market value of the Common Stock of $57.195.

(3) Assumes a fair market value of the Common Stock of $91.085.

(4) All option grants reflected in the chart will be effective as of November 6, 1997, subject to stockholder approval of the Long Term Incentive Stock Plan of 1997 on or before October 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                NUMBER OF SECURITIES
               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                     OPTIONS AT           IN-THE-MONEY OPTIONS
                 FISCAL YEAR-END (#)    AT FISCAL YEAR-END ($)(1)
              ------------------------- -------------------------
NAME          EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----          ----------- ------------- ----------- -------------
Wm. W. McKee    34,500       121,000      489,165      377,480
P. O. Elbert    19,688        90,312      297,401      428,812
R. A. Byers     18,375        31,625      277,568       82,773
T. R. Lloyd     12,750        31,250      189,165       77,680

--------
(1) Market value of underlying securities at year-end, minus the exercise or base price.

PENSION PLANS

  The range of estimated annual retirement benefits payable to participants in the Company pension plan for salaried employees who retire at their normal retirement dates (the later of age 65 or the fifth anniversary of employment), based upon the amounts of remuneration and the years of credited service, is indicated in the table below. The estimated benefits are calculated on a straight-line basis but the actual pension benefits would be less if the employee elects payment in the form of a 50% joint and survivor annuity.

  This plan covers all salaried employees of the Company. Employees are eligible for plan participation following the completion of one year of service and attaining age 21. Participants are fully vested after completing five years of service. The maximum years of credited service under this plan is 45 years.

                              PENSION PLAN TABLE

                              ESTIMATED ANNUAL PENSION BENEFITS
 REMUNERATION(1)              AFTER YEARS OF CREDITED SERVICE(2)
 ---------------    ---------------------------------------------------------------------
                      15            20             25             30             35
                      --            --             --             --             --
 $125,000           $19,922       $26,563       $ 33,204       $ 39,845       $ 46,485
  150,000            24,048        32,064         40,080         48,096         56,112
  175,000            28,173        37,564         46,955         56,346         65,737
  200,000            32,298        43,064         53,830         64,596         75,362
  225,000            36,423        48,564         60,705         72,846         84,987
  250,000            40,548        54,064         67,580         81,096         94,612
  300,000            48,798        65,064         81,330         97,596        113,862
  400,000            65,298        87,064        108,830        130,596        152,362

--------
(1) The remuneration upon which pension benefits are based is the average annual base salary (excluding bonuses and other forms of additional compensation) paid during the five calendar years preceding retirement. In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended, supplemental benefits will be paid directly by the Company, when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

(2) The benefits are not subject to any deduction for Social Security benefits.

  For the Named Executive Officers, the current remuneration covered by the plan and the projected years of service if they continue in the employ of the Company to their normal retirement date is as follows: Wm. W. McKee--$353,754, 16 years; P. O. Elbert--$256,875, 8 years; R. A. Byers--$223,625, 33 years;
and T. R. Lloyd-- $164,250, 23 years.

                          STOCKHOLDINGS OF MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Company by each director, nominee for director, Named Executive Officer and all directors, nominees for director and executive officers as a group, according to information available to the Company as of February 9, 1998 unless otherwise noted.

                                                                            PERCENTAGE OF
                                       AMOUNT AND NATURE OF               OUTSTANDING SHARES
NAME                                    BENEFICIAL OWNERSHIP(1)           BENEFICIALLY OWNED
-----                                  -------------------------          ------------------
J. C. Bates                                1,860 Sole                             *

V. G. Beghini                              1,000 Shared (16)                      *

R. A. Byers                               18,375 Sole (2)
                                           1,073 Shared (3)
                                       ---------
                                          19,448 Total                            *

R. W. Dean                                 1,860 Sole                             *

P. O. Elbert                              22,550 Sole (2)

                                           1,472 Shared (3, 4)
                                       ---------
                                          24,022 Total                            *

W. R. Jackson                            214,392 Sole (5)
                                         122,970 Shared (3, 6-8)
                                       ---------
                                         337,362 Total                           9.62

W. R. Jackson, Jr.                       133,012 Sole (9)
                                         300,593 Shared (7, 10, 11)
                                       ---------
                                         433,605 Total                          12.37

W. E. Lewellen                               360 Sole
                                             600 Shared (12)
                                       ---------
                                             960 Total                            *

T. R. Lloyd                               12,750 Sole (2)
                                             794 Shared (3)
                                       ---------
                                          13,544 Total                            *

Wm. W. McKee                              36,000 Sole (2)
                                           1,201 Shared (3)
                                       ---------
                                          37,201 Total                           1.06

A. J. Paddock                              2,568 Sole
                                         116,010 Shared (7, 11, 13)
                                       ---------
                                         118,578 Total                           3.38

J. W. Robinson                               735 Sole                             *

P. J. Townsend                           123,427 Sole
                                         138,186 Shared (8, 11,14, 15)
                                       ---------
                                         261,613 Total                           7.46

Directors, Nominees and Executives       567,889 Sole (2 & 9)
Officers as a Group (13 persons)         438,592 Shared (3-4, 6-8, 10-16)
                                       ---------
                                       1,006,481 Total                          28.67

--------
* Indicates beneficial ownership of less than one percent of the Company's Common Stock.

 (1) Beneficial ownership is defined by the Securities and Exchange Commission to include the power (whether sole or shared, direct or indirect, through contract, arrangement, understanding or relationship) to vote, invest or dispose of, or to direct the voting, investment or disposition of shares of stock (including shares over which such person(s) has the right to acquire beneficial ownership within 60 days of February 9, 1998). Except as otherwise noted, the persons listed have both voting and investment power.

 (2) Includes shares subject to vested options under the Company's Stock Option Plan of 1990 as follows: R. A. Byers, 18,375 shares; P. O. Elbert, 19,688 shares; T. R. Lloyd, 12,750 shares; Wm. W. McKee, 34,500 shares and current directors, nominees for director and executive officers as a group, 85,313 shares.

 (3) Includes shares of Common Stock which may be deemed to be beneficially owned under the Company's Employee Stock Ownership Plan ("ESOP") held for the account of such person(s) as follows: R. A. Byers, 1,073 shares; P.
     O. Elbert, 1,172 shares; W. R. Jackson, 254 shares; T. R. Lloyd, 794 shares; Wm. W. McKee, 1,201 shares; and current directors, nominees for director and executive officers as a group, 4,494 shares. Each of the named individuals and each member of the group has shared voting power and no investment power with respect to the shares of Common Stock which are allocated under the ESOP. The ownership of each such individual and all current directors, nominees for director and executive officers as a group represents less than 1% of the outstanding shares of Common Stock.

 (4) Includes 300 shares owned by the spouse of P. O. Elbert, as to which shares he disclaims beneficial ownership.

 (5) Includes 15,300 shares held in a trust in which W. R. Jackson is trustee.

 (6) Includes 13,163 shares held in three trusts in which W. R. Jackson is trustee, and 200 shares owned by the spouse of W. R. Jackson as to which shares he disclaims beneficial ownership.

 (7) Includes 95,454 shares held in two trusts in which W. R. Jackson, W. R. Jackson, Jr. and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

 (8) Includes 13,899 shares held in a trust in which W. R. Jackson and P. J. Townsend are co-trustees, as to which shares they disclaim beneficial ownership.

 (9) Includes 24,996 shares held in a custodial account for which W. R. Jackson, Jr. is custodian for benefit of his child and 84,016 shares held in two trusts in which W. R. Jackson, Jr. is trustee.

(10) Includes 18,545 shares owned by the spouse of W. R. Jackson, Jr., 134,721 shares held in six trusts in which W. R. Jackson, Jr. and a bank are co-trustees and 31,623 shares held in a trust in which W. R. Jackson, Jr. is trustee. Of these 184,889 shares, W. R. Jackson, Jr. disclaims beneficial ownership of 153,266 shares.

(11) Includes 20,250 shares held in a trust in which W. R. Jackson, Jr., P. J. Townsend and A. J. Paddock are co-trustees, as to which shares they disclaim beneficial ownership.

(12) All such shares are jointly owned with the spouse of W. E. Lewellen.

(13) Includes 306 shares owned by the spouse of A. J. Paddock, as to which shares he disclaims beneficial ownership.

(14) Includes 24,185 shares owned by the spouse of P. J. Townsend, as to which shares she disclaims beneficial ownership and 31,621 shares held in a trust in which P. J. Townsend is trustee.

(15) Includes 48,231 shares held in a trust in which P. J. Townsend is co-trustee, as to which shares she disclaims beneficial ownership.

(16) Includes 1,000 shares owned by the spouse of V. G. Beghini, as to which shares he disclaims beneficial ownership.

                       PRINCIPAL HOLDERS OF COMMON STOCK

  The following table sets forth those persons who may be deemed to have beneficial ownership (as of February 9, 1998, unless noted otherwise) of more than 5% of the outstanding Common Stock of the Company according to information furnished by them to the Company.

NAME AND ADDRESS                      AMOUNT AND NATURE OF    PERCENTAGE OF
OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP  OUTSTANDING SHARES
--------------------                 ---------------------- ------------------
W. R. Jackson, Jr. (1, 2)                133,012 Sole
3400 Grand Avenue                        300,593 Shared
Pittsburgh, PA 15225                 -----------
                                         433,605 Total            12.37

W. R. Jackson (1, 2)                     214,392 Sole
3400 Grand Avenue                        122,970 Shared
Pittsburgh, PA 15225                 -----------
                                         337,362 Total             9.62

P. J. Townsend (1, 2)                    123,427 Sole
3400 Grand Avenue                        138,186 Shared
Pittsburgh, PA 15225                 -----------
                                         261,613 Total             7.46

National City Bank (3)                   251,507 Total             7.17
1900 East Ninth Street
Cleveland, OH 44114

Dimensional Fund Advisors, Inc. (4)      228,300 Total             6.51
1299 Ocean Avenue
Santa Monica, CA 90401

Franklin Resources, Inc. (5)             222,500 Total             6.35
777 Mariners Island Boulevard
San Mateo, CA 94404

--------
(1) With respect to these shares, see information for such person in the table and footnotes under "Stockholdings of Management."

(2) The aggregate number of shares of Company Common Stock held by members of the Jackson family (including three individuals named above and others) and the charitable and private trusts of which family members are trustees sharing voting and/or investment power is 1,422,840 shares and constitutes 40.6% of the Company's outstanding Common Stock as of February 9, 1998. Such family members disclaim the existence of any agreement or understanding to act as a group with respect to such shares.

(3) National City Bank holds all of the securities reported herein as a fiduciary and as such does not have the right to receive for its own account or the power to direct the receipt for its own account of dividends, and proceeds are applied in accordance with the various instruments under which the reporting person holds such securities as a fiduciary. National City Bank disclaims beneficial ownership of all shares reported.

(4) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 228,300 shares of Pitt-Des Moines, Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of such shares.

(5) The 222,500 shares (the "Shares") of Pitt-Des Moines, Inc.'s common stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"), a diversified financial services organization. Investment advisory agreements between the Adviser Subsidiaries and their respective advisory clients grant to the Adviser Subsidiaries all voting and investment power over the Shares. Neither FRI nor the Adviser Subsidiaries have any interest in dividends or proceeds from the sale of the Shares and they disclaim beneficial ownership of all the Shares.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  The Compensation Committee of the Board consists of J. C. Bates (Chairman),
W. R. Jackson, W. E. Lewellen and R. W. Dean.

  Mr. Jackson is a principal holder of the Company's Common Stock, and as Chairman Emeritus of the Company, he is also an Executive Officer. In addition, Mr. Jackson is a member of the Compensation Committee, in which capacity he participates in compensation decisions affecting Executive Officers (except and to the extent of compensation decisions affecting himself).

  On February 23, 1998, the ESOP closed on the purchase of a total of 16,742 shares of the Company's Common Stock from the John E. and Sue M. Jackson Charitable Trust. The amount paid ($632,011) to the Jackson family trust was based upon the closing sale price of $37.75 per share reported by the American Stock Exchange for February 19, 1998, the date of the purchase agreement.

  On September 21, 1993, the Company entered into an Investment Letter and Registration Rights Agreement (the "Agreement") with Mr. P. O. Elbert (the "Stockholder"). Pursuant to the Agreement, the Company agreed to purchase and the Stockholder agrees to sell up to 15,000 shares of Common Stock, upon written notice from the Stockholder. The price per share to be paid by the Company for such shares shall be the closing price per share of the Company's Common Stock as quoted on the American Stock Exchange Composite Index on the date the written notice is received from the Stockholder. Under this Agreement, Mr. P. O. Elbert sold to the Company, and the Company purchased; 2,470 shares at $34.25 per share, 3,150 shares at $26.83 per share, 3,405 shares at $24.50 per share, and 3,113 shares at $22.50 per share on November 17, 1997, November 11, 1996, November 8, 1995 and November 10, 1994,
respectively.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

                                  PROPOSAL 2

  The Board of Directors recommends that the stockholders ratify the appointment of Ernst & Young LLP as auditors to audit the consolidated financial statements of the Company for the year ending December 31, 1998. This firm has served as auditors of the Company since 1956. A representative of Ernst & Young LLP will not be present at the Annual Meeting. The Company's consolidated financial statements for the year ended December 31, 1997 were examined by Ernst & Young LLP. In connection therewith, Ernst & Young LLP performed other audit-related functions, including review of the Annual Report of the Company and the financial statements filed with the Securities and Exchange Commission. The appointment of Ernst & Young LLP as auditors will be approved upon the affirmative vote of a majority of the votes cast at the Annual Meeting.

  PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                  APPROVAL OF PITT-DES MOINES, INC. LONG TERM
                         INCENTIVE STOCK PLAN OF 1997

                                  PROPOSAL 3

  The Board has adopted, subject to approval by the stockholders of the Company, a stock incentive plan entitled the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 (the "Plan"), the full text of which is set forth in Exhibit A hereto. The Plan will become effective as of November 6, 1997, if approved by the stockholders of the Company on or before October 31, 1998.

  The Plan is intended to constitute a key element of the Company's incentive program which is designed to attract, retain and motivate key employees of the Company and to align key employee and stockholder interests. The Board proposes that the stockholders approve the Plan which makes available 700,000 shares of Common Stock for the granting of options or the awarding of restricted stock.

  The Plan allows only grants of stock options and awards of restricted stock. The number of shares of Common Stock (underlying the options or in the form of restricted stock) which may be issued under the Plan may not exceed 700,000 shares of Common Stock. The foregoing amount is subject to customary anti-dilution provisions for stock splits, stock dividends and other capital changes. The Plan is administered by the Compensation Committee of the Board (the "Committee"), no member of which is eligible to participate in the Plan. Those employees eligible to participate are officers or key employees of the Company or its subsidiaries. Currently, there are nine Plan participants. The Committee has sole discretion to determine from among eligible employees those to whom, and the time or times at which, grants or awards will be made, the number of shares of Common Stock subject to each grant or award and the period for the exercise of options. The Plan will be deemed approved by the stockholders of the Company upon the affirmative vote of a majority of the votes cast at the Annual Meeting.

  The Committee's initial grants and awards under the Plan were made using the mean of high-low values for trades of the Company Common Stock on November 5, 1997 reported by The American Stock Exchange. This was $35.125 per share. Grants or awards must be made within ten years from the effective date of the Plan and each option must be exercised, if at all, within ten years from the date of grant. The change of control provisions of the Plan result in accelerated vesting of all outstanding unvested options and awards. The market value of Common Stock as of February 28, 1998 was $38.875 per share.

  The Plan may be amended in its entirety from time to time by the Board of Directors to the extent permitted by law, rule, regulation or the requirements of any exchange or market on which shares of the Company's Common Stock are listed or traded.

                               NEW PLAN BENEFITS

                                  LONG TERM INCENTIVE STOCK PLAN OF 1997
                           ----------------------------------------------------
                                 RESTRICTED STOCK(1)
                           --------------------------------    STOCK OPTIONS
NAME AND POSITION          DOLLAR VALUE ($) NUMBER OF UNITS NUMBER OF UNITS (2)
-----------------          ---------------- --------------- -------------------
Wm. W. McKee                    878,125         25,000            100,000
President and Chief
 Executive Officer

P. O. Elbert                    351,250         10,000             50,000
Chairman of the Board

R. A. Byers                     210,750          6,000             29,000
Vice President Finance,
 and Treasurer

T. R. Lloyd                     210,750          6,000             29,000
General Counsel and
 Secretary

All Executive Officers as
 a Group                      1,650,875         47,000            208,000

All Non-Executive
 Directors as a Group                --             --                 --

All Non-Executive Officer
 Employees as a Group         1,053,750         30,000            145,000

--------
(1) The numbers reflected in the Table reflect grants of restricted stock under the Plan, which will become effective as of November 6, 1997 if the Plan is approved by the stockholders of the Company on or before October 31, 1998.

(2) The Table reflects options granted under the Plan with an exercise price of $35.125, which will become effective as of November 6, 1997 if the Plan is approved by the stockholders of the Company on or before October 31, 1998.

STOCK OPTIONS

  Under the Plan, the Committee may grant non-qualified options to purchase shares of Common Stock from the Company. Subject to the overall Plan limitations discussed above, the Plan confers discretion on the Committee to determine the number and exercise price of the shares subject to a granted stock option, the term of each option and the time or times during its term when the option becomes exercisable. The exercise price for any stock option may not be less than the fair market value of the shares of Common Stock underlying the option at the time of the grant of the option.

  The option exercise price may be paid in cash or by delivery of shares of Common Stock valued at their fair market value at the time of exercise or any combination of cash and Common Stock.

  Each option will be exercisable within such periods as determined by the Committee in its sole discretion at the time of grant. Under the Plan, each holder agrees to remain in the employ of the Company or its subsidiaries for one year from the date of grant, except in the case of death, retirement or disability as described below. No option will be transferable other than by qualified domestic relations order or by will or the laws of descent and distribution. In the event of the termination of a Plan participant's employment, other than by death, retirement or disability, the holder of options will have ninety days after such termination within which to exercise his or her option to the extent it was exercisable at the date of such termination. Upon termination of a Plan participant's employment by reason of early retirement, death or permanent and total disability, the holder's option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. If a Plan participant takes deferred retirement or normal retirement, his or her options may be exercised within three years after such termination to the extent exercisable on the date of such termination. See the Summary Compensation Table on page 7 for stock options awarded to the Named Executive Officers pursuant to the Plan.

RESTRICTED STOCK

  Under the Plan, the Company may award shares of restricted stock to eligible employees, which prior to vesting, are subject to restrictions on sale or other transfer. The specific nature of any vesting contingencies and any other restrictions on shares of restricted stock will be determined by the Committee at the time of grant. Subject to restrictions and requirements of the Plan and except as otherwise provided by the Committee, a participant receiving an award of restricted stock shall have all of the rights of a stockholder as to those shares. The Committee is authorized to establish award levels and to determine the number of shares which may be annually awarded to Plan participants within the Plan limitations discussed above.

FEDERAL INCOME TAX CONSEQUENCES

  Under existing federal income tax laws, an employee who receives a stock option or shares of restricted stock under the Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code) will not normally realize any income with respect to the stock option or restricted stock, nor will the Company be allowed to take a corresponding deduction for federal income tax purposes, in the year of the grant or award.

  When a non-qualified stock option granted pursuant to the Plan is exercised, the option-holder will realize ordinary income measured by the difference between the aggregate exercise price of the shares of Common Stock underlying the option which is exercised, and the aggregate fair market value of such shares of Common Stock on the exercise date. The Company will be entitled to take a federal income tax deduction equal to the amount the employee is required to treat as ordinary income.

  An employee who receives restricted stock subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code) will normally realize taxable income on the date the shares of restricted stock become transferable or are no longer subject to substantial risk of forfeiture. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares become transferable) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of grant over their purchase price, if any.

  Upon accelerated exercisability of options and accelerated lapsing of restrictions on restricted stock in connection with a change of control of the Company, certain amounts associated with such awards could, depending upon the individual circumstances of the recipient participant, constitute "excess parachute payments" under the golden parachute provisions of the Internal Revenue Code. Pursuant to these provisions a participant will be subject to a 20% excise tax on any excess parachute payment and the Company will be denied any deduction with respect to such excess parachute payment. The limit on the deductibility of compensation under Section 162(m) of the Internal Revenue Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the awards accelerated and the past compensation of the participant.

  The Company intends that all taxable compensation earned by an employee in the form of stock options or shares of restricted stock under the Plan constitute qualified "performance-based compensation." Therefore, the Company should be entitled to a deduction for compensation paid in the same amount as income is realized by the employee without any reduction under the limitations on the deductibility of compensation paid to certain named executive officers which are set forth in Section 162(m) of the Internal Revenue Code.

MANAGEMENT RECOMMENDATION

  By affording key management employees of the Company and its subsidiaries an opportunity to acquire or increase their proprietary interest in the Company and by thus encouraging such employees to become owners of the Company's Common Stock, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends. For this reason, the management of the Company recommends that the Company's stockholders vote FOR approval of the Plan.

  The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan set forth in Exhibit A.

  PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

  The Directors of the Company are not aware of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto and in accordance with the best judgment of the persons acting as proxies.

                            ADDITIONAL INFORMATION

SOLICITATION COSTS

  Costs of this solicitation of proxies will be paid by the Company. The directors, officers and other employees or agents of the Company may solicit proxies by mail, telephone, telegraph and personal interview and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held by such persons or entities.

REVOCATION OF PROXY

  Any stockholder who executes and returns the proxy may revoke the same at will at any time prior to the voting of the proxy, but revocation of the proxy will not be effective until written notice thereof has been given to the Secretary of the Company. The shares represented by all properly executed proxies received by the Secretary in the accompanying form prior to the Annual Meeting and not so revoked will be voted in accordance with their respective proxy.

ABSTENTIONS

  Under the Company's Articles of Incorporation and Bylaws, and applicable state law, abstentions and broker non-votes have no effect on the approval of or election on any matter submitted to a vote of the Company's stockholders, although shares with respect to abstentions and broker non-votes are counted for purposes of establishing a quorum for a meeting of stockholders.

ANNUAL REPORT

  The Annual Report to Stockholders covering the Company's year ended December 31, 1997 is being mailed with this proxy statement. The Annual Report is not a part of the proxy solicitation material.

STOCKHOLDER PROPOSALS

  Any proposal submitted by a stockholder for action at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before December 1, 1998, in the form required by and subject to the other requirements of the Company's Bylaws and the applicable rules of the Securities and Exchange Commission.

                                   EXHIBIT A

                             PITT-DES MOINES, INC.
                              LONG TERM INCENTIVE
                              STOCK PLAN OF 1997

  Section 1. Purpose. This plan is to be known as the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997 (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of Pitt-Des Moines, Inc. (the "Company") and its Subsidiaries by: (a) providing certain officers and key employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company; and
(b) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of nonqualified stock options and restricted stock may be made under the Plan.

  Section 2. Administration. The Plan is to be administered by a committee (hereinafter the "Committee") of not less than three directors of the Company who will be appointed by, and serve at the pleasure of, the Board of Directors. A majority of the Committee constitutes a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, are deemed to be acts of the Committee. Subject to the provisions of the Plan and to policies determined by the Board of Directors, the Committee is authorized to interpret the Plan, adopt rules and regulations and to take any action it deems proper in the administration of the Plan.

  Section 3. Shares Available for the Plan. Subject to adjustments as provided in Section 10, an aggregate of 700,000 shares of the Company's common stock ("Shares") may be issued pursuant to the Plan. Shares may be in whole or in part authorized and unissued, or Shares which have been reacquired by the Company and Shares held as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall be available for further grants under the Plan. There shall also be added to the Shares available for grant under the Plan any Shares delivered to or withheld by the Company in payment of the exercise price or for taxes, and any Shares acquired in the open market specifically for use in the Plan.

  Section 4. Participation. Participation in the Plan shall be limited to those officers and key employees of the Company and its Subsidiaries as may be selected by the Committee. Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of the Company.

  Section 5. Nonqualified Stock Options. The Committee may from time to time grant to eligible participants Nonqualified Stock Options. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

  (a) Price. The price per Share deliverable upon the exercise of each option ("Exercise Price") shall be the Fair Market Value of a Share on the relevant date as determined by the Committee.

  (b) Payment.

    (i) Options may be exercised, in whole or in part, upon payment of the Exercise Price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made: (A) in cash;
        (B) by delivery of outstanding Shares with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the option(s) being exercised; (C) by delivering to the Company a notice of exercise along with irrevocable instructions to a broker, registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and reasonably acceptable to the Company, to sell a sufficient number of Shares to pay the Exercise Price of the Shares acquired and to remit the proceeds directly to the Company; (D) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a Share on the date of exercise, is equal to the aggregate Exercise Price payable with respect to the options so exercised; or (E) by any combination of the foregoing.

    (ii) In the event an optionee elects to pay the Exercise Price payable with respect to an option pursuant to clause (i)(B) above: only a whole number of Share(s) may be tendered in payment; and such grantee must present evidence acceptable to the Company that he or she has owned such Shares so tendered, and that such tendered Shares have not been subject to any substantial risk of forfeiture for at least six months prior to the date of exercise. Delivery may be made either by physical delivery of the certificate(s) for all such Shares tendered, accompanied by duly executed instruments of transfer in form acceptable to the Company, or by direction to the grantee's broker to transfer such shares to a brokerage account specified by the Company. When payment of the Exercise Price is made by delivery of Shares, the difference, if any, between the aggregate Exercise Price payable with respect to the option(s) being exercised and the Fair Market Value of the Share(s) tendered (plus any applicable taxes) shall be paid in cash. No optionee may tender Shares having a Fair Market Value exceeding the aggregate Exercise Price (plus any applicable taxes) payable with respect to the option being exercised.

    (iii) In the event an optionee elects to pay the Exercise Price payable pursuant to clause (i)(D) above: only a whole number of Share(s) may be withheld; and optionee must present evidence acceptable to the Company that he or she has owned a number of Shares at least equal to the number of Shares to be withheld, and that such Shares have not been subject to any substantial risk of forfeiture for at least six months prior to the date of exercise. When payment of the Exercise Price is made by withholding of Shares, the difference, if any, between the aggregate Exercise Price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No optionee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate Exercise Price (plus any applicable taxes) payable with respect to the option being exercised. Any withheld Shares shall no longer be issuable under any option.

    (iv) In the event of a Change in Control, in lieu of any payment election pursuant to clause (i) above, an optionee shall have the right, upon exercise, to surrender the right to receive that number of Shares which are subject to the option being exercised, in exchange for the Company's payment in cash of the difference between the Fair Market Value of the Shares so surrendered on the date the option is exercised and the Exercise Price, less any withholding elected or required pursuant to Section 13 of the Plan.

  (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable in whole or in part more than ten years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designed by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments.

  Section 6. Exercise and Conditions of Options.

  (a) During the lifetime of the optionee, options under the Plan may be exercised only by the optionee, by his or her guardian or legal representative or pursuant to a valid and enforceable qualified domestic relations order. Options shall not be transferrable otherwise than by will or by the laws of descent and distribution, except that the Committee may permit transfer upon the optionee's death to beneficiaries designated by the optionee in a form and manner authorized by the Company, provided that the Company determines that such exercise and such transfer are consonant with any requirements for exemption from Section 16(b) of the Exchange Act, the Securities Act of 1933 as amended (the "Securities Act") and any other applicable law.

  (b) An option may be exercised within such period or periods or on such specific date or dates as may be determined by the Committee and set forth in the stock option agreement provided that:

    (i) if the optionee ceases to be employed by the Company or any of its Subsidiaries for any reason other than Deferred Retirement, Normal Retirement, Early Retirement, death or disability, the option may be exercised only within ninety (90) days after the termination of the optionee's employment, unless such termination is for Cause as defined in Section 15 hereof or constitutes a breach by the employee of his or her obligation to remain in the employ of the Company or a Subsidiary, in which case the option shall terminate immediately upon such termination;

    (ii) if the optionee dies or becomes disabled, the option may be exercised within one (1) year from the date of death or disability;

    (iii) if the optionee takes Early Retirement, the option may be exercised within one (1) year from the optionee's Early
          Retirement Date; and

    (iv) if the optionee takes Deferred Retirement or Normal Retirement, the option may be exercised within three (3) years from the optionee's Deferred Retirement Date or Normal Retirement Date, as applicable.

  (c) In the event there is a Change in Control of the Company, all of a participant's options previously granted under the Plan shall vest and become immediately exercisable effective upon the date of such Change in Control.

  (d) Options may be exercised only by written request to the Secretary of the Company at the principal office of the Company, prior to the expiration of the option, accompanied by payment as described in
      Section 5(b) above. The certificate for the Shares purchased by such exercise shall be issued and delivered to the person entitled thereto at the principal office of the Company.

  (e) In consideration for the granting of each option, the optionee shall agree to remain in the employ of the Company or any of its Subsidiaries, at the pleasure of the Company or such Subsidiaries, for at least one year from the date of grant of such option at his or her salary rate in effect at the time of the grant of the option or at such increased rate as may be fixed from time to time by the Company or its Subsidiaries. At the discretion of the Committee, this requirement may be waived in the case of any optionee who during the said one-year period enters the active services of the military forces of the United States or other United States government service connected with national defense activities.

  Section 7. Restricted Stock. The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant, provided, however, that in no event shall any grant of restricted stock vest more than ten years from the date of its issuance. The participant will not be required to pay the Company any consideration upon the initial issuance of any Shares of restricted stock under the Plan. The Shares will be held by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Shares, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote. Any stock received as a dividend or distribution with respect to a participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

  Section 8. Vesting and Conditions of Grants and Company's Repurchases of Restricted Stock.

  (a) During the lifetime of the grantee of restricted stock under the Plan, Shares so granted shall vest in accordance with the terms of any grant pursuant to Section 7 and, prior to vesting, such Shares shall not be transferable.

  (b) If a participant holds restricted stock under the Plan which has not vested on the date he or she ceases to be employed by the Company for any reason, such restricted stock shall revert to the Company on the date of such termination of employment.

  (c) In the event there is a Change in Control of the Company, all of a participant's restricted stock previously issued, but not then vested, shall vest immediately, effective upon the date of such Change in Control.

  (d) The Company may, in any agreement with a participant entered into pursuant to this Plan, agree to purchase any shares of restricted stock previously issued to such participant, effective with any Change in Control.

  Section 9. Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the persons to whom options and restricted stock may be awarded and the number of shares to be covered by each grant or option. The Committee may include such other terms and conditions not inconsistent with the foregoing as the Committee shall determine for any or all stock option agreements and agreements granting restricted stock, including conditions based on the performance of the Company or a portion of the Company, conditions based on the performance of the participant, or conditions based on a combination thereof. The Committee's determinations under the Plan, including without limitation determination of the persons to receive restricted stock or options, the terms and provisions of such grants and options and the agreements evidencing all of same, need not be uniform and may be made selectively among persons who receive, or are eligible to receive, restricted stock or options under the Plan, whether or not such persons are similarly situated. The Committee, in its sole discretion, may permit an optionee voluntarily to surrender for cancellation an option granted under the Plan, such surrender to be conditioned upon the granting of such optionee of a new option under the Plan for the same or a different number of shares as the option surrendered, or may require such voluntary surrender as a condition precedent to the grant of a new option to such optionee.

  Section 10. Adjustment of Number and Price of Shares.

  (a) In the event that a dividend is declared upon Shares and is payable in Shares, the number of Shares covered by each outstanding option, the number of Shares of previously issued restricted stock and the number of Shares available for issuance pursuant to the Plan but not yet covered by an option or issued as restricted stock shall be adjusted by adding thereto the number of Shares which would have been distributable thereon if such Shares had been outstanding on the date fixed for determining the shareholders entitled to receive the stock dividend.

  (b) In the event that the outstanding Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for the Shares covered by each outstanding option, the shares issued as restricted stock and for the Shares available for issuance pursuant to the Plan but not yet covered by an option or issued as restricted stock, the number and kind of shares of stock or other securities which would have been substituted therefore if such Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such changed or substituted stock or other securities.

  (c) In the event there is any change, other than specified above in Section 10(a) or (b), in the number and kind of outstanding Shares or of any stock or other securities into which such Shares shall be changed or for which it shall have been exchanged and such change equitably requires adjustment in the number or kind of Shares covered by outstanding options, the Shares issued as restricted stock or which are available for issuance pursuant to the Plan, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and on each outstanding stock option agreement and each agreement concerning restricted stock.

  (d) In the case of any adjustment or substitution provided for in this
      Section 10, the option price per Share in each stock option agreement shall be equitably adjusted to reflect the greater or lesser number of shares of stock or other securities into which the stock covered by the option may have been changed or which may have been substituted therefore.

  (e) No adjustment or substitution provided for in this Section 10 shall require the Company to issue or to sell a fractional share and the total adjustment or substitution shall be limited accordingly.

  Section 11. Amendment and Discontinuance. Subject to applicable law and the rules, regulations and requirements of any exchange or market on which the Shares are listed or traded, the Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person, without such person's consent, of any rights previously granted pursuant hereto.

  Section 12. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement issued under the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act, the Exchange Act and any qualification or listing of the Shares with any exchange or market on which the Shares are listed or traded, if such registration shall be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with all other applicable Federal and State laws and regulations and rulings thereunder. After the approval of this Plan by the stockholders of the Company pursuant to Section 14, the Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

  Section 13. Withholding.

  (a) Whenever Shares are to be issued or become vested under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy any Federal, State and local tax withholding requirements.

  (b) In the event that any withholding is required pursuant to Section 13(a), or is to be made at the participant's election upon issuance or vesting of Shares under the Plan, the Company may agree to withhold such number of Shares to be issued or become vested with a Fair Market Value equal to or less than the amount to be withheld and remit in cash the Fair Market Value of Shares so withheld to satisfy any such tax withholding requirements.

  Section 14. Effective Date, Term of Plan. This Plan shall become effective as of November 6, 1997, contingent upon the Plan being approved by vote of the stockholders of the Company on or before October 31, 1998. In the event that said approval is not obtained, this Plan, and any agreement entered into pursuant thereto, shall become void and of no effect. This Plan shall terminate in any event on November 1, 2007.

  Section 15. Definitions. For purposes of this Plan and any stock options or restricted stock granted hereunder, or any agreements relating thereto, the following capitalized terms shall have the meanings ascribed below:

  (a) Cause shall mean:

      (i) any act or omission by the optionee which constitutes a felony or misdemeanor, or involves dishonesty or serious disloyalty;

      (ii) any act or omission which is an intentional violation of the written policies of the Company;

      (iii) any act or omission which constitutes failure by the optionee to perform diligently and competently optionee's duties; or

      (iv) any willful or grossly negligent act or omission which has a material adverse effect on the Company's reputation, business affairs or goodwill.

  (b) Change in Control shall mean

    (i) the acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), other than the Company, any of its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors ("Voting Securities");

    (ii) Any change or changes in the composition of the Board for reasons other than the death, disability, normal retirement or unsolicited resignation of directors which change or changes occur during any 24 month period and result in the individuals who constituted the Board at the beginning of the applicable 24 month period ceasing to constitute a majority of the Board;

    (iii) A merger or consolidation to which the Company is a party; provided, however, that such a merger or consolidation shall not be deemed to be a Change in Control if after giving effect to such merger or consolidation, (A) the persons who were the shareholders of the Company immediately prior to such transaction are, immediately thereafter, the owners of more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company's then outstanding securities and (B) no Person (other than any Person beneficially owning, immediately prior to such merger or consolidation, 20% or more of the Voting Securities of the Company and whose ownership interest in the merged or consolidated company's securities was derived solely by virtue of the exchange or conversion of such Voting Securities) owns more than 20% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company's then outstanding securities.

    (iv) The sale of all or Substantially All of the assets of the Company; or

    (v)   The liquidation or dissolution of the Company.

  (c) Deferred Retirement and Deferred Retirement Date shall mean a participant's election to take deferred retirement pursuant to the provisions of the Retirement Plan for Salaried Employees of Pitt-Des Moines, Inc. and the Deferred Retirement Date as defined in such plan.

  (d) Early Retirement and Early Retirement Date shall mean a participant's election to take early retirement pursuant to the provisions of the Retirement Plan for Salaried Employees of Pitt-Des Moines, Inc. and the Early Retirement Date as defined in such plan.

  (e) Fair Market Value of any Share shall mean the mean average of the high and low sales prices per Share as reported on the stock exchange or market on which such stock is traded or quoted on the trading day immediately preceding the relevant date under the Plan and if not so reported on said date, on the closest preceding day on which there were sales so reported.

  (f) Non Qualified Stock Option shall mean any option to purchase a share of common stock of the Company granted pursuant to the Plan, which options do not qualify for treatment as incentive stock options under the Internal Revenue Code.

  (g) Normal Retirement and Normal Retirement Date shall mean a participant's election to take normal retirement pursuant to the provisions of the Retirement Plan for Salaried Employees of Pitt-Des Moines, Inc. and the Normal Retirement Date as defined in such plan.

  (h) Subsidiary or Subsidiaries shall mean any entity of which the Company, directly or indirectly, owns or controls 50% or more of the combined voting power.

  (i) Substantially All shall mean more than 50% of the Fair Market Value of the total assets of the Company as of the end of its most recent fiscal quarter ending prior to the date such determination is made.

                                     PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             PITT-DES MOINES, INC.
                FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1998

  The undersigned appoints W. R. Jackson, P.O. Elbert and Wm. W. McKee, and each of them, Proxies of the undersigned to vote all shares of Common Stock of Pitt-Des Moines, Inc. which the signee would be entitled to vote at the Annual Meeting of Stockholders to be held at the Company's Cafeteria Building, 3400 Grand Avenue, Pittsburgh, Pennsylvania on May 7, 1998, and at all adjournments thereof, as fully as the signee could if personally present.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING. IF NO CHOICE IS INDICATED FOR ITEMS 1, 2 OR 3 ON THE REVERSE SIDE HEREOF, SUCH SHARES WILL BE VOTED IN FAVOR OF THE PROPOSAL REFERRED TO IN THAT ITEM. IF A CHOICE IS MADE, SUCH SHARES WILL BE VOTED IN ACCORDANCE WITH THE CHOICE SO INDICATED.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.
                     PLEASE SIGN AND DATE ON REVERSE SIDE.

    Pitt-Des Moines, Inc., 3400 Grand Avenue, Pittsburgh, Pennsylvania 15225

             (Continued and to be dated and signed on reverse side)

 ................................................................................
                          /\ FOLD AND DETACH HERE /\

                                                                PLEASE MARK
                                                                 YOUR VOTES
                                                                   AS THIS  [X]


                              AUTHORITY
                              WITHHELD
                      FOR     (to vote
                      all        all
                    nominees  nominees)                      FOR AGAINST ABSTAIN

1. Election of       [ ]        [ ]     2. Proposal to       [ ]   [ ]     [ ]
   Directors for a                         ratify the
   three-year term                         appointment of
   expiring in 2001.                       Ernst & Young LLP
                                           as auditors for
                                           the Company for
                                           the year ending
                                           December 31, 1998.

  TO WITHHOLD AUTHORITY                 3. Proposal to       [ ]   [ ]     [ ]
  TO VOTE FOR ANY                          approve Pitt-Des
  INDIVIDUAL NOMINEE,                      Moines, Inc. Long
  STRIKE A LINE THROUGH                    Term Incentive
  THAT NOMINEE'S NAME.                     Stock Plan of
                                           1997.

Nominees:  W. R. Jackson, Jr.           4. Upon such other
           A. J. Paddock                   matters as may
           P. J. Townsend                  properly come before
                                           the meeting or any
                                           adjournment.


Signature(s) ________________________________________ Dated _____________, 1998

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, guardian or corporate official, title should be stated. If shares are held jointly, each holder should sign.

 ................................................................................
                           /\ FOLD AND DETACH HERE /\






---

                             PITT-DES MOINES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 1998

                         EMPLOYEE STOCK OWNERSHIP PLAN

To: National City Bank of Pennsylvania, Trustee* of the Plan:

Receipt of proxy solicitation material for above meeting is acknowledged. You are directed to vote the number of shares reflecting my interest in the Plan on March 16, 1998, the record date for the meeting, and to effect that vote by executing a proxy in the form solicited by the Board of Directors of Pitt-Des Moines, Inc., as indicated on the reverse side.

            THIS INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE
                        PLEASE SIGN AND RETURN PROMPTLY

 THE TRUSTEE OF THE PLAN WILL, AT ITS SOLE DISCRETION, VOTE SHARES FOR WHICH AN
  EXECUTED INSTRUCTION CARD IS NOT RECEIVED BY APRIL 30, 1998. CONSEQUENTLY, A
    FAILURE TO RETURN AN INSTRUCTION CARD IS NOT EQUIVALENT TO VOTING FOR OR AGAINST ANY ITEM NOR IS IT EQUIVALENT TO ABSTAINING FROM VOTING ON ANY ITEM.

*National City Bank of Pennsylvania, Trustee, has appointed ChaseMellon Shareholder Services as Agent to tally the votes.

             (Continued and to be dated and signed on reverse side)
 ................................................................................
                           /\ FOLD AND DETACH HERE /\

                                                              PLEASE MARK
                                                               YOUR VOTES
                                                                AS THIS   [X]





                           AUTHORITY
                           WITHHELD
                   FOR     (to vote
                   all       all
                 nominees  nominees)                       FOR AGAINST ABSTAIN

1. Election of     [ ]        [ ]     2. Proposal to       [ ]   [ ]     [ ]
   Directors for                         ratify the
   a three-year                          appointment of
   term expiring                         Ernst & Young LLP
   in 2001.                              as auditors for
                                         the Company for
                                         the year  ending
                                         December 31, 1998.

  TO WITHHOLD AUTHORITY               3. Proposal to       [ ]   [ ]     [ ]
  TO VOTE FOR ANY                        approve Pitt-Des
  INDIVIDUAL NOMINEE,                    Moines, Inc. Long
  STRIKE A LINE THROUGH                  Term Incentive
  THAT NOMINEE'S NAME.                   Stock Plan
                                         of 1997.

Nominees:  W. R. Jackson, Jr.         4. Upon such other
           A. J. Paddock                 matters as may
           P. J. Townsend                properly come before
                                         the meeting or any
                                         adjournment.


Signature(s) _______________________________________  Dated _____________, 1998
TRUSTEE AUTHORIZATION: I hereby authorize National City Bank of Pennsylvania as Trustee* under the Pitt-Des Moines, Inc. Employee Stock Ownership Plan, to vote the shares of Pitt-Des Moines, Inc. Common Stock held for my account under said Plan at the Annual Meeting, and any adjournment thereof, in accordance with the instructions given above.
*National City Bank of Pennsylvania has appointed ChaseMellon Shareholder Services as Agent to tally the votes.


 ................................................................................
                           /\ FOLD AND DETACH HERE /\